SUBSIDIARIES OF THE REGISTRANTS                    Exhibit 21


Name                                                  State of
                                                    Incorporation

TNPE

Texas-New Mexico Power Company                          Texas

Facility Works, Inc.                                    Texas

TNP Operating Company                                   Texas





TNP

Texas Generating Company                                Texas

Texas Generating Company II                             Texas